Exhibit 10.6

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is made as of May 31, 2010, by and between ARE-SAN FRANCISCO NO. 29, LLC, a Delaware limited liability company ("Landlord"), and BIOCARDIA, INC., a Delaware corporation ("Tenant").

RECITALS

Landlord and Tenant are parties to that certain Lease Agreement dated as of September 29, 2008 (the "Original Lease"). Pursuant to the Original Lease, Tenant leases certain premises consisting of approximately 12,918 rentable square feet (the "Original Premises") located at 125 Shoreway Drive, San Carlos, California. The Original Premises are more particularly described in the Original Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Original Lease.

Landlord and Tenant desire, subject to the terms and conditions set forth herein, to amend the Original Lease to lease certain office space in the Building on the ground floor as more particularly described on Exhibit A hereto and comprising approximately 800 rentable square feet (the "Office Premises").

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.     Leasing of Office Premises. Notwithstanding anything to the contrary contained in the Original Lease, commencing on the Office Premises Commencement Date (as defined below), the Premises shall be deemed to include the Office Premises, the Rentable Area of the Premises shall be deemed increased to 13,718 rentable square feet, and all provisions applicable under the Original Lease to the Original Premises shall be deemed to apply also to the Office Premises; provided that (a) Tenant's leasing of the Office Premises shall be on a month-to-month basis only and shall be subject to termination by either party with 60 days' prior written notice and (b) notwithstanding anything in the Original Lease to the contrary, the Permitted Use applicable to the Office Premises shall be only for general office use in compliance with the provisions of Section 7 of the Original Lease, and for no other uses. Tenant shall surrender the Office Premises to Landlord in accordance with the terms of the Original Lease on the 60th day following delivery of the notice described in clause (a) above.

All references in the Original Lease to the "Lease" shall be deemed to be references to the Original Lease, as amended by this First Amendment.

2.     Payments in respect of the Office Premises. Tenant shall not pay Base Rent in respect of the Office Premises, but Tenant shall be responsible for Tenant's Share of Operating Expenses allocable to the Office Premises, as well as all other costs and expenses reasonably related to the Office Premises under the Original Lease, this First Amendment or otherwise, including, without limitation, the costs of utilities and services described in Section 11 of the Original Lease.

Accordingly, effective as of the Office Premises Commencement Date and continuing for so long as Tenant shall occupy the Office Premises or the Premises shall be a part of the Premises, the following definitions shall be amended as follows:

(a)     Tenant's Share of Operating Expenses for the Building shall be deemed increased by 1.75% to 30.04%; and

(b)     Tenant's Share of Operating Expenses for the Project shall be deemed increased by 0.97% to 16.57%.

Upon the termination of Tenant's leasing of the Office Premises in accordance with Section 1 of this First Amendment and Tenant's surrender thereof as required herein, the definitions in clauses (a) and (b) above shall be deemed reduced by the amounts of increase referenced above.

3.     Delivery of the Office Premises. Landlord shall use reasonable efforts to deliver the Office Premises to Tenant on or before May 1, 2010 ("Delivery" or "Deliver"). If Landlord fails to timely Deliver the Office Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and neither the Original Lease nor this First Amendment shall be void or voidable.

The "Office Premises Commencement Date" shall be the date that Landlord Delivers the Office Premises to Tenant. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Office Premises Commencement Date when the same is established in a form substantially similar to the form of the "Acknowledgement of Commencement Date" by Landlord and Tenant dated as of January 1, 2009; provided however Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's rights hereunder.

Except as set forth in this First Amendment, if applicable: (i) Tenant shall accept the Office Premises in their "AS-IS" condition as of the Office Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Office Premises; and (iii) Tenant's taking possession of the Office Premises shall be conclusive evidence that Tenant accepts the Office Premises and that the Office Premises were in good condition at the time possession was taken. Tenant's rights and obligations with respect any alterations made to the Office Premises shall be subject to the terms and provisions of the Original Lease, including, without limitation, Section 12 thereof.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Office Premises, and/or the suitability of the Office Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Office Premises are suitable for the Permitted Use applicable thereto.

4.     Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "Broker") in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers, if any named in this First Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

5.     Miscellaneous.

(a)     This First Amendment and the Original Lease are the only agreements between the parties with respect to their respective subject matter and each such agreement supersedes all prior and contemporaneous oral and written agreements and discussions with respect to such respective subject matter. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)     This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)     This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d)     Except as amended and/or modified by this First Amendment, the Original Lease is hereby ratified and confirmed and all other terms of the Original Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Original Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 29, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

		By:		ARE-QRS CORP.,
a Maryland corporation,
general partner

			By:	/s/ Eric S. Johnson
			Name:	Eric S. Johnson
			Title:	Vice President
Real Estate Legal Affairs

TENANT:	BIOCARDIA, INC., a Delaware corporation

	By:	/s/ Peter Altman June 7, 2010
	Name:	Peter Altman
	Title:	CEO